Exhibit 2.1

                      AGREEMENT FOR THE EXCHANGE OF SHARES

This Agreement is made among the following parties and is dated the 4th day of November 2004:

1. Bio-Bridge Science Corp., having its registered office at Offshore Incorporations (Cayman) Limited Corporation of Scotia Centre 4th Floor, PO Box 2804, George Town, Grand Cayman (the "Cayco");

2. Bio-Bridge Science, Inc., having its registered office at Paracorp Incorporated, 3500 South Dupont Highway, Dover, 19901, Kent County, Delaware (the "Delco"); and

3. Those of the parties listed on the Schedule, who will be the shareholders of record of Cayco (the "Shareholders") as at the Effective Date who agree to the transfer of their shares in Cayco to Delco in accordance with the terms and conditions of this Agreement (the "Selling Shareholders").

RECITALS:

A. Cayco is a company incorporated and existing in the Cayman Islands with an authorised share capital of 30 million shares with a par value of US$1 of which approximately 29,971,590 shares (the "Shares") have been issued and are outstanding as at the date of this Agreement;

B. Delco is a company recently incorporated and existing under the laws of the State of Delaware in the USA and has an authorized capital of 105,000,000 shares, 100,000,000 of which are designated "Common Stock," $0.001 par value, and 5,000,000 shares of which are designated "Preferred Stock," $0.001 par value. As of the date of this Agreement, no shares were issued and outstanding;

C. The Board of Directors of Cayco has determined that, for the purpose of effecting the reorganization of Cayco in the State of Delaware, it is advisable and in the best interests of the shareholders of Cayco that it exchange its outstanding shares with Delco pursuant to this Agreement, thereby becoming a wholly-owned subsidiary of Delco (the "Transaction");

D. The respective Boards of Directors of Delco and Cayco have approved this Agreement and have directed that this Agreement be submitted to a vote of their respective shareholders and executed by the undersigned officers; and

E. The Transaction will effect only a change in the corporate structure of Cayco and other changes of a legal nature. The reorganization into Delaware will not change the board members, business and management of Cayco. Cayco's existing directors and officers will be the directors and officers of Delco upon completion of the Transaction.


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IT IS HEREBY AGREED AS FOLLOWS: -

1.    Interpretation

In this Agreement, including the Schedules the following words and expressions have the following meanings, unless they are inconsistent with the context:

"Agreement"        this agreement.

"Board"            the board of Directors of the Cayco.

Any reference to a person shall be construed as a reference to any individual, firm, company, corporation, government, state or agency of a state, or any association or partnership (whether or not having separate legal personality) of two or more of the foregoing.

Except where the context otherwise requires words denoting the singular include the plural and vice versa; words denoting any one gender include all genders.

Unless the context otherwise requires, reference to a clause or sub-clause, paragraph, sub-paragraph, recital, or a Schedule is a reference to a clause or a sub-clause, paragraph, sub-paragraph, recital of or a Schedule as the case maybe of or to this Agreement and the expressions "this Agreement" and "the Agreement" as used in any of the Schedules shall mean this Agreement and any references to "this Agreement" shall be deemed to include the Schedules to this Agreement.

Headings in this Agreement are for convenience of reference only and do not affect the construction or interpretation of any provision.

2. Subject to the terms of this Agreement, Delco hereby makes an offer for all unencumbered and fully paid shares in Cayco or as many of the Shares as the Selling Shareholders tender to the Delco as being shares in Cayco that they agree to exchange (the "Shares being Exchanged") for the issue of an equivalent number of shares of Common Stock in Delco (the "Delco Shares");

3. Once this Agreement has been signed by Cayco and Delco, it shall be sent to each of the Selling Shareholders with a request for them to tender their shares to Delco on or before the 12th day of November 2004 (the "Tender Termination Date") by signing and returning to the Cayco a copy of the same in the Schedule, where indicated besides their name.

4.    The  return  to Cayco of a signed  page of the  Agreement  by any  Selling
      Shareholder carrying the signature of the Selling Shareholder, will be deemed to be (i) acceptance of the share-for-share exchange described herein by that Selling Shareholder for all the shares held by such Selling Shareholder, i.e., the Transaction, and Delco shall then issue to an agent appointed herein for the Selling Shareholders, for onward transmission to the Selling Shareholders, share certificates evidencing the issue to them of their respective Delco Shares, and (ii) approval and ratification of the past decision of the Board of Directors to approve and confirm the shareholders agreement with the implementation of the 25:1 share split. As of the Effective Date, upon the issue of the Delco Shares, the corporate records of Delco and Cayco shall be updated to reflect their new holdings on the registers of members.

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

5. The "Effective Date" is defined as that date which is the date on which the exchange described in this Agreement is approved by (i) 100% of the Selling Shareholders, if by written consent hereunder, or (ii) the Selling Shareholders holding 90% or more of the Shares of Cayco, if by proxy or votes in person at the General Meeting.

6.    The Agent shall be Trulaw Corporate Services Ltd.

7.    This Agreement may be executed in counterparts.

8. This Agreement also serves as notice to the Shareholders (i) of a meeting (the "General Meeting") of the Shareholders of Cayco to be held on the 12th day of November 2004 if the Board does not cancel the same prior to that date by notice posted on Cayco's web site at least one (1) day prior to the proposed date of the General Meeting. At the General Meeting (if held) ordinary resolutions of the members present and voting shall be passed approving the share exchange and ratifying the past decision of the Board of Directors to approve and confirming the shareholders agreement with the implementation of the 25:1 share split.

9. The General Meeting may not be held if all of the Shares are exchanged by the Shareholders, but if for one reason or another some of the
      Shareholders omit, by accident or design or decline, to approve the Transaction, the General Meeting may be held with a view to obtaining approval from others of the Shareholders who may signify their approval of the Transaction at the General Meeting.

10. For the purposes of the General Meeting, each of the Selling Shareholders shall be deemed hereby to have appointed Dr. Liang Qiao as his/her or its proxy to attend at the General Meeting and to vote in favour of any resolution put to the Shareholders for the approval of the Transaction and the 25:1 share split, and any other matter properly presented at the meeting by Cayco's Board.

11. To be eligible for the Transaction, the Shares must not be encumbered in any way and the Selling Shareholders hereby confirm that there are no encumbrances attaching to the shares they hold in Cayco.

12. Likewise, Delco hereby confirms that the Delco Shares to be issued to them shall not be encumbered in any way and shall be issued fully paid.

13. Delco shall not be obliged to complete the Transaction by issuing the Delco Shares unless a sufficient number of the Shares are acquired by Delco as a result of this Agreement pursuant to approval by (i) 100% of the Selling Shareholders, if by written consent hereunder, or (ii) the Selling Shareholders holding 90% or more of the Shares of Cayco, if by proxy or votes in person at the General Meeting. For the purposes of this clause, Delco shall be the sole arbiter of the minimum number of the Shares it deems to be sufficient subject to the approval requirements of section 5 above, but Delco must make that determination within 7 days of the General Meeting and it must have issued the Delco Shares prior to that date to the Agent failing which this Agreement shall terminate and all share acquisitions contemplated hereby shall be unwound without any liability to cost, expense or damages from one party hereto to the other.



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

14. The Shareholders and Cayco hereby warrant that there are no (or if there are any they are hereby waived with respect to their holding of the Shares) pre-emption rights in relation to any of the Shares under the Articles of Association of Cayco or otherwise.

15. For the avoidance of doubt, no share transfer form shall need to be completed by a Selling Shareholder with respect to its shareholding in Cayco, but any share certificates held must be returned to Cayco by the Selling Shareholders failing which Delco Shares will not be issued to the Agent in respect of those of the Shares until an appropriate affidavit of loss has been received by Cayco and accepted by its Board.

16. The Selling Shareholders are each responsible for making their own enquiries into the business of Delco and by signing below they will each have made a warranty to the other parties to this Agreement that they have done so or have waived their rights to raise any issues in respect thereof. Information concerning Delco can be obtained from Dr. Liang Qiao at 1211 West 22nd Street, Suite 615, Oak Brook, IL 60523 USA.

17.   GENERAL WARRANTIES AND REPRESENTATIONS

      a. Each of Cayco and Delco as an inducement to the Selling Shareholders and to the other hereby undertakes with and warrants and represents that each of them has and will have full power and authority to enter into and perform this Agreement;

      b.    Cayco  and  the  Selling   Shareholders   warrant  that  the  Shares
            constitute the whole of the allotted and issued share capital of Cayco and are fully paid;

      c. Cayco and the Selling Shareholders warrant that there no encumbrance on, over or affecting the Shares and there is no agreement or arrangement to give or create any encumbrance and no claim has been or will be made by any person to be entitled to any of the foregoing;

      d. Cayco and Delco warrant that they are each in good standing in their respective jurisdictions of incorporation;

      e. Each of the Warranties is separate and independent and without prejudice to any other Warranty and, except where expressly stated otherwise, no clause of this Agreement shall govern or limit the extent or application of any other clause.

18.   GENERAL

      a. No announcement shall be made in respect of the subject matter of this Agreement unless specifically agreed between the parties or it is an announcement required by law issued after prior consultation between the parties.

      b. This Agreement shall enure to the benefit of and be binding upon the successors and permitted assigns of the Selling Shareholders but neither Cayco nor Delco shall be permitted to assign this Agreement.

      c. All expenses incurred by or on behalf of the parties, including all fees of agents, representatives, solicitors, accountants and actuaries employed by any of them in connection with the negotiation, preparation or execution of this Agreement, shall be borne solely by the party who incurred the liability.

19. Any notice or other communication required or permitted to be given or made hereunder shall be in writing and shall be delivered by hand or by prepaid courier postage or by facsimile transmission addressed as follows (or to such other address duly notified by the relevant party in accordance with the terms hereof):-


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

            (i)   if to Delco, to:

                  c/o Michael Donahue, Esq.
                  Richardson & Patel LLP
                  10900 Wilshire Boulevard, Suite 500
                  Los Angeles, California 90024
                  U.S.A.
                  Facsimile: 310-208-1154

            (ii)  if to Cayco

                  c/o Chris Narborough, Director
                  Truman Bodden & Company, Attorneys-at-Law, Cayman Islands
                  (a company recognised under the Legal Practitioners Law) Anderson Square Building,
                  P.O. Box 866 GT, Grand Cayman, Cayman Islands, B.W.I.
                  Facsimile: 345-949-8492


            (iii) if to the Selling Shareholders,  to their address on file from time to time with Cayco

      Notices given in accordance with the above provisions shall be deemed to be given or made:

            (i)   if delivered by hand - at the time of delivery;

            (ii) if sent by pre-paid courier postage - forty eight hours after the same shall have been dispatched provided written proof of dispatch is retained by the sender;

            (iii) if sent by facsimile,  sender upon  cessation of  transmission provided a fax confirmation sheet is retained by the sender.

19. A waiver by any party of any breach of the terms, provisions or conditions of this Agreement or the acquiescence of a party hereto in any act (whether of commission or omission) which but for such acquiescence would be a breach of aforesaid shall not, unless it states to the contrary, constitute a general waiver of such term, provision or contribution or of any subsequent act contrary thereto.

20. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts each of which when executed and delivered shall constitute an original, all such counterparts together constituting but one and the same instrument.


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

21. At the reasonable request of any party hereto any other party shall (and shall procure that any other necessary parties shall) execute and do all such documented acts and things as may reasonably be required subsequent to the completion of the Transaction in order to perfect the right, title and interest of the Selling Shareholders to and in the Delco Shares and in order to perfect the right, title and interest of Delco to and in the Cayco Shares.

                            [Signatures on Next Page]


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


IN WITNESS WHEREOF this Agreement has been duly executed on the date shown at the beginning of this Agreement.

*        Signed by /s/ Liang Qiao
                   ---------------------
Authorised signatory of Cayco

*        Signed by /s/ Liang Qiao
                   ---------------------
Authorised signatory of Delco

*        Signed below in the Schedule by each of the Selling Shareholders

                                  THE SCHEDULE

NOTE:

1. The following are the shareholders of record of Cayco as at the date listed in this Agreement and they each shall be deemed to have approved this Agreement and the transfer of their shares in Cayco to Delco in automatic exchange for the equivalent number of shares in Delco by signing their names below, thereby becoming "Selling Shareholders", as that term is defined in the Agreement.

2. Further, each of the Selling Shareholders do hereby appoint as their proxy Dr. Liang Qiao to represent them as their PROXY and on their behalf to vote for the approval of the Transaction at the General Meeting (if held) on the date and in the circumstances described in the Agreement.

3. Subject to the terms of this Agreement, should any shareholder NOT sign below before the General Meeting, their approval to the transfer of their shares may be sought at the General Meeting (if held), BUT whether or not their approval is obtained and whether or not a resolution for the transfer of their shares shall be approved at the General Meeting, all shares approved for sale below shall be automatically transferred to Delco in exchange for the issue of an equivalent number of shares in Delco immediately on the date specified herein as the date for each sale, which shall be the date of this Agreement if no date is specified alongside a shareholder's signature below.

4. Each of the Selling Shareholders represents and warrants, severally and not jointly, to Delco, that, as of the date hereof and as of the Effective
      Date:

      a. such Selling Shareholder (other than the Chief Executive Officer of Cayco) resides outside the United States, and is not a U.S. Person as defined in Regulation S under the Securities Act of 1933, as amended (the "Securities Act") (definition attached) and is not acquiring for the account or benefit of a U.S. Person;

      b. with respect to the Chief Executive Officer of Cayco, such Selling Shareholder is an accredited investor as defined in Regulation D of the Securities Act (definition attached), and/or has such knowledge and experience in financial and business matters, either alone or with such Selling Shareholder's representative(s), that he or she is capable of evaluating the merits and risks of his investment in the Delco Shares;


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

      c. such Selling Shareholder understands and acknowledges that the Delco Shares have not been registered under the Securities Act, or any other applicable securities laws, and the Delco Shares may not be offered, sold or otherwise transferred except in compliance with the registration requirements of the Securities Act and any other applicable securities law or pursuant to an exemption therefrom;

      d.    the  Delco   Shares  to  be  acquired   hereunder  by  such  Selling
            Shareholder will be acquired for investment for such Selling Shareholder's own account, not as a nominee or agent, and not with a view to the resale or distribution thereof;

      e. such Selling Shareholder is sufficiently aware of Cayco's and Delco's business affairs and financial condition to reach an informed and knowledgeable decision to acquire the Delco Shares. Such Selling Shareholder has received all information it deems appropriate for assessing the risk of an investment in the Delco Shares;

      f. such Selling Shareholder understands that any taxes due as a result of an exchange of Cayco Shares for Delco Shares will be his or her sole responsibility payable only by such Selling Shareholder, and that Delco need not and will not reimburse such Selling Shareholder for that tax liability;

      g. the address of such Selling Shareholder's principal residence is set forth on the signature page below; and

      h. such Selling Shareholder acknowledges that Delco and others will rely upon the truth and accuracy of the foregoing representations, warranties and agreements and agrees that, if any of the representations, warranties and agreements made by Selling Shareholder are no longer accurate, it shall promptly notify Delco.

      i. such Selling Shareholder has reviewed with its own tax advisors the tax consequences of the exchange of Cayco Shares for Delco Shares. It relies solely on such advisors and not on any statements or representations of Delco or any of its agents with respect to such tax consequences.

                [Signatures of Selling Shareholders on Next Page]


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


Name of Selling Shareholder (1):___________________________________________

Address of Selling Shareholder(2):______________________________

Number of shares:__________________________

Date of transfer of shares:  __________________________________________

Signature of Selling Shareholder:  ____________________________________

By:_____________________________________

Print Name:_____________________________

(1)   Name of Selling Shareholder as it will appear on the stock certificate.

(2)   Permanent legal residence and domicile.

                   [SIGNATURE PAGE OF SELLING SHAREHOLDERS TO
                     AGREEMENT FOR THE EXCHANGE OF SHARES]


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                                   DEFINITIONS





Accredited Investor:  means the Selling  Shareholder's  individual  Net Worth or
                      combined  Net  Worth  with  his  or  her  spouse   exceeds
                      US$1,000,000; or the Selling Shareholder's individual income, exclusive of any income attributable to his or her spouse, was in excess of US$200,000 for the two most recent calendar years preceding the calendar year of this Agreement, and the Selling Shareholder reasonably expects an income, exclusive of any income attributable to his or her spouse, in excess of $200,000 in the current calendar year; or the Selling Shareholder's combined income with his or her spouse was in excess of US$300,000 for the two most recent calendar years preceding the calendar year of this Agreement and the Selling Shareholder and his or her spouse reasonably expect a combined income in excess of US$300,000 in the current calendar year.

Net Worth:            means  the  excess  of total  value  (including  principal residence, home furnishings and automobiles at fair market value) over total liabilities. In computing net worth, the fair  market  value  of  the  principal  residence  of the
                      Selling  Shareholder  shall be valued  at cost,  including cost of improvements, or at recently appraised value by an
                      institutional   lender  making  a  secured  loan,  net  of
                      encumbrances.

U.S. Person:          means any natural  person  resident in the United  States;
                      any estate of which any  executor  or  administrator  is a
                      U.S.  person;  any  trust of which any  trustee  is a U.S.
                      person;  any agency or branch of a foreign  entity located in the United  States;  any  non-discretionary  account or similar  account (other than an estate or trust) held by a dealer or other  fiduciary for the benefit or account of a
                      U.S. person; any discretionary  account or similar account
                      (other  than an estate or trust) held by a dealer or other fiduciary organized,  incorporated,  or (if an individual)
                      resident  in  the  United  States;   any   partnership  or
                      corporation organized or incorporated under the laws of the United States; and any partnership or corporation if organized or incorporated under the laws of any foreign jurisdiction and formed by a U.S. person principally for the purpose of investing in securities not registered under the Securities Act, unless it is organized or incorporated, and owned, by accredited investors (as defined above) who are not natural persons, estates or trusts.



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